POWER OF ATTORNEY

Under the terms of a power of attorney dated September 4, 2025, (the “Original Power of Attorney”) the undersigned, Lisa Shahon, was appointed attorney-in-fact for Ryan Lumsden (the “Section 16 Reporting Person” or the “Reporting Person”) signing singly, to:

1. Take such actions as may be necessary or appropriate to enable the Reporting Person to submit and file forms, schedules and other documents with the U.S. Securities and Exchange Commission (“SEC”) utilizing the SEC’s Electronic Data Gathering and Retrieval (“EDGAR”) system, which actions may include (a) enrolling the Reporting Person in EDGAR Next and (b) preparing, executing and submitting to the SEC a Form ID, amendments thereto, and such other documents and information as may be necessary or appropriate to obtain codes and passwords enabling the Reporting Person to make filings and submissions utilizing the EDGAR system;

2. Prepare and execute any and all forms, schedules and other documents (including any amendments thereto) the Reporting Person is required to file with the SEC, or which the Attorney-in-Fact considers it advisable for the Reporting Person to file with the SEC, under Section 16 of the Securities Exchange Act of 1934, including Forms 3, 4 and 5 (all such forms, schedules and other documents being referred to herein as “SEC Filings”);

3. Submit and file SEC Filings with the SEC utilizing the EDGAR system or cause them to be submitted and filed by a person appointed under Section 5 below;

4. Act as an account administrator for the Reporting Person’s EDGAR account, including: (i) appoint, remove and replace account administrators, account users, technical administrators and delegated entities; (ii) maintain the security of the Reporting Person’s EDGAR account, including modification of access codes; (iii) maintain, modify and certify the accuracy of information on the Reporting Person’s EDGAR account dashboard; (iv) act as the EDGAR point of contact with respect to the Reporting Person’s EDGAR account; and (v) any other actions contemplated by Rule 10 of Regulation S-T with respect to account administrators;

5. Cause the Company to accept a delegation of authority from any of the Reporting Person’s EDGAR account administrators and, pursuant to that delegation, authorize the Company’s EDGAR account administrators to appoint, remove or replace users for the Reporting Person’s EDGAR account; and

6. Obtain, as the Reporting Person's representative and on the Reporting Person's behalf, information regarding transactions in the Company's equity securities from any third party, including the Company and any brokers, dealers, employee benefit plan administrators and trustees, and the Reporting Person hereby authorizes any such third party to release any such information to the Attorney-in-Fact. In accordance with the authority granted under the Original Power of Attorney, including the power of substitution, the undersigned hereby appoints Anne Holman and Julia Hirschberg as substitute attorneys-in-fact, on behalf of the Section 16 Reporting Person, with the power to act without any other and with full power of substitution, to exercise and execute all of the powers granted or conferred in the Original Power of Attorney.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of February February 5, 2026

Signature /s/ Lisa Shahon

Print Name : Lisa Shahon